UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report January 16, 2015

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 16, 2015, CH2M HILL Companies, Ltd. issued the following statement announcing that it has discontinued its previously announced exploration of strategic alternatives for its oil, gas and chemicals business serving the Alaska and Sakhalin Island, Russia markets:

CH2M HILL announced in November that it would begin exploring strategic alternatives regarding its Alaska and Sakhalin-based oil and gas oilfield services business.  CH2M HILL says it received positive feedback regarding the business from many well-regarded players in the oil and gas sector, which validates the high caliber of this business, management team and talented workforce.

“The preliminary offers we received for this business unit do not adequately reflect the company’s assessment of the inherent value of the business.  Although market and competitive conditions are always dynamic, CH2M HILL has decided to discontinue the divestiture process, in the long-term best interests of our employees, clients, and stockholders,” said Patrick O’Keefe, CH2M HILL’s United States Managing Director.

Rob Berra, President of the firm’s Oil, Gas & Chemicals Business Group, added, “During this strategic exercise, our teams in Alaska and Sakhalin Island, Russia have continued to deliver great work, with record safety performance. We will continue investing in the business to enable us to continue serving our clients safely and with distinction, as part of the CH2M HILL family.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: January 16, 2015	By:	/s/ Thomas M. McCoy
Thomas M. McCoy
Executive Vice President, General Counsel and Corporate Secretary